Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 12, 2019

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2019

Williamsburg, Virginia – November 12, 2019 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2019. The Company’s results include the following*:

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$42,552	$41,418	$141,483	$134,707
Net (loss) income available to common stockholders	(107)	(3,066)	(2,492)	(1,952)

EBITDA	10,974	7,036	34,143	33,162
Hotel EBITDA	8,904	9,175	37,658	37,437

FFO available to common stockholders and unitholders	4,719	991	13,010	12,446
Adjusted FFO available to common stockholders and unitholders	4,258	946	16,213	14,046

Net (loss) income per common share	$(0.01)	$(0.23)	$(0.18)	$(0.14)
FFO per common share and unit	$0.31	$0.06	$0.84	$0.82
Adjusted FFO per common share and unit	$0.28	$0.06	$1.05	$0.92

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”) available to common stockholders and unitholders, adjusted FFO available to common stockholders and unitholders, FFO per common share and unit and adjusted FFO per common share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or it is otherwise indicated.

HIGHLIGHTS:

•

RevPAR.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the Hyatt Centric Arlington and the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending September 30, 2019, increased 0.3% over the three months ended September 30, 2018, to $100.06 reflecting a 1.1% increase in occupancy offset by a 0.7% decrease in average daily rate (“ADR”). For the nine-month period ending September 30, 2019, RevPAR increased 4.5% over the nine months ended September 30, 2018, to $116.57 driven by a 2.2% increase in occupancy and a 2.3% increase in ADR.

•

Revenue.  For the three-month period ending September 30, 2019, total revenue increased 2.7% over the three-month period ending September 30, 2018.  For the nine-month period ending September 30, 2019, total revenue increased 5.0% or by approximately $6.8 million to approximately $141.5 million, as compared to approximately $134.7 million for the nine-month period ending September 30, 2018.

•

Gain on Exercise of Development Right.  On September 26, 2019, the Company received title to a commercial condominium unit of the Hyde Beach House Resort & Residences, a newly constructed 342-unit condominium hotel located in Hollywood, Florida (“Hyde Beach House”) consisting of a 3,000 square foot ballroom and adjacent pre-function space.  The unit will be available for use as additional ballroom and function space for our adjacent hotel, the DoubleTree Resort by Hilton Hollywood Beach.  Conveyance of the ballroom condominium unit was required pursuant to an existing obligation on the part of the owner of the property as a condition to the development of the Hyde Beach House.  Accompanying the title to the ballroom condominium unit are dedicated rights to 200 parking spaces within the six-story parking structure adjacent to the ballroom.  The estimated fair value of the ballroom condominium unit and parking right is approximately $3.9 million.

•

Common Dividends. On October 29, 2019, the Company announced a quarterly dividend (distribution) on its common stock (and units) of $0.13 per share (and unit) to stockholders (and unitholders) of record as of December 13, 2019, payable on January 10, 2020.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $8.9 million during the three-month period ending September 30, 2019. Hotel EBITDA decreased 3.0%, or approximately $0.3 million, over the three months ended September 30, 2018. For the nine-month period ending September 30, 2019, hotel EBITDA increased 0.6%, or approximately $0.2 million, over the nine months ended September 30, 2018.

•

Adjusted FFO available to common stockholders and unitholders. For the three-month period ending September 30, 2019, adjusted FFO available to common stockholders and unitholders increased 349.9% from the three months ended September 30, 2018. For the nine-month period ending September 30, 2019, adjusted FFO available to common stockholders and unitholders increased 15.4% or approximately $2.2 million over the nine months ended September 30, 2018.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Operationally, we had a difficult quarter as a result of Hurricane Dorian.  While we did not experience any significant damage to our hotels located near Dorian’s path (South Florida, Tampa, Jacksonville, Savannah, Wilmington), we incurred a significant loss in revenue.  The hurricane languished for almost two weeks, washing out the Labor Day weekend and the following ten days.  On a positive note, we acquired two commercial condominium units in the Hyde Beach House in the quarter, which included the conveyance of a freestanding ballroom to our DoubleTree Resort by Hilton Hollywood Beach hotel.”

Balance Sheet/Liquidity

At September 30, 2019, the Company had approximately $35.3 million of available cash and cash equivalents, of which approximately $5.2 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $363.0 million in outstanding debt at a weighted average interest rate of approximately 4.92%.

During the quarter, the Company sold and issued 202,469 shares of its 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”) through its at-the-market program, for aggregate net proceeds of approximately $4.9 million.

Portfolio Update

On September 26, 2019, we closed on the purchase of a commercial unit of the Hyde Beach House from 4000 South Ocean Property Owner, LLLP.  In connection with the closing, we (i) acquired commercial unit 2 of the Hyde Beach House, along with rights to certain limited common elements appurtenant to the commercial unit, for an adjusted purchase price of approximately $5.4 million; (ii) purchased inventories and equipment for additional consideration in the amount of approximately $0.7 million; (iii) entered into a Second Addendum to the purchase agreement; (iv) entered into a 20-year parking and cabana management agreement for the parking garage and poolside cabanas associated with the Hyde Beach House; (v) entered into a 20-year management agreement relating to the operation and management of the Hyde Beach House condominium association; and (vi) received a pre-opening services fee of $1.0 million.  We began operating a condominium unit rental program for residential units in this facility in November 2019.

As stated above, in connection with the closing of the Hyde Beach House acquisition, the DoubleTree Resort by Hilton Hollywood Beach acquired a commercial condominium unit consisting of a 3,000 square foot ballroom and adjacent pre-function space as well as 200 dedicated parking spaces within the parking garage adjacent to the hotel.

2019 Outlook

The Company is updating its previously issued guidance for 2019, accounting for current and expected performance within its portfolio, taking into account market conditions, weather-related events and the acquisition of the commercial units within the Hyde Beach House.  The updated guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2019 calendar year forecasts by Smith Travel Research for the market segments in which the Company operates.

The table below reflects the Company’s projections, within a range, of various financial measures for 2019, in thousands of dollars, except per share and RevPAR data:

	Previous 2019 Guidance		Revised 2019 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$184,247	$187,053	$184,274	$185,755
Net income	1,708	2,295	1,613	1,980
Net loss available to common stockholders and unitholders	(5,899)	(5,311)	(6,208)	(5,840)

EBITDA	41,977	42,914	42,330	42,782
Hotel EBITDA	49,187	50,224	47,407	47,784

FFO available to common stockholders and unitholders	14,102	14,689	14,782	15,149
Adjusted FFO available to common stockholders and unitholders	15,832	16,769	17,559	18,021

Net loss per share available to common stockholders	$(0.38)	$(0.34)	$(0.40)	$(0.38)
FFO per common share and unit	$0.91	$0.95	$0.96	$0.98
Adjusted FFO per common share and unit	$1.02	$1.08	$1.14	$1.17
Rev PAR	$109.60	$110.49	$110.02	$110.91
Hotel EBITDA margin	26.7%	26.9%	25.7%	25.7%

Earnings Call/Webcast

The Company will conduct its third quarter 2019 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 12, 2019. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 7, 2019 through November 7, 2020. To access the rebroadcast, dial 877-344-7529 and enter conference number 10135555.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until November 7, 2020.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, as well as interests in two condominium hotels and their associated rental programs. The Company owns hotels that operate under the Hilton Worldwide, Hyatt Hotels Corporation, and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investment in hotel properties, net	$446,839,580	$435,725,814
Cash and cash equivalents	30,059,697	33,792,773
Restricted cash	5,192,730	4,075,508
Accounts receivable, net	6,298,119	6,766,696
Accounts receivable - affiliate	86,663	262,572
Prepaid expenses, inventory and other assets	5,494,165	5,262,884
Favorable lease assets, net	—	2,465,421
Deferred income taxes	4,679,010	5,131,179
TOTAL ASSETS	$498,649,964	$493,482,847
LIABILITIES
Mortgage loans, net	$360,549,890	$364,828,845
Unsecured notes, net	—	23,894,658
Accounts payable and accrued liabilities	24,308,930	16,268,096
Advance deposits	2,397,095	2,815,283
Dividends and distributions payable	4,210,494	3,409,593
TOTAL LIABILITIES	$391,466,409	$411,216,475
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized;
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,554,610 and 1,352,141 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	15,546	13,521
8.25% Series D cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,200,000 shares issued and outstanding at September 30, 2019 and none at December 31, 2018.	12,000	—
Common stock, par value $0.01, 49,000,000 shares authorized, 14,222,378 shares and 14,209,378 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively.	142,223	142,093
Additional paid-in capital	180,415,231	147,085,112
Unearned ESOP shares	(4,175,564)	(4,379,742)
Distributions in excess of retained earnings	(68,687,461)	(61,052,418)
Total Sotherly Hotels Inc. stockholders’ equity	107,738,075	81,824,666
Noncontrolling interest	(554,520)	441,706
TOTAL EQUITY	107,183,555	82,266,372
TOTAL LIABILITIES AND EQUITY	$498,649,964	$493,482,847

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUE
Rooms department	$29,253,447	$28,626,265	$98,561,643	$92,242,385
Food and beverage department	8,997,948	8,417,293	29,584,705	27,849,844
Other operating departments	4,300,780	4,374,504	13,336,834	14,614,915
Total revenue	42,552,175	41,418,062	141,483,182	134,707,144
EXPENSES
Hotel operating expenses
Rooms department	8,064,771	7,873,836	24,264,623	22,750,381
Food and beverage department	7,036,887	6,680,563	21,795,051	20,748,688
Other operating departments	1,352,205	1,661,128	5,007,651	4,870,037
Indirect	17,194,148	16,027,496	52,757,527	48,901,037
Total hotel operating expenses	33,648,011	32,243,023	103,824,852	97,270,143
Depreciation and amortization	4,980,168	4,547,043	16,117,278	15,783,174
Loss (gain) on disposal of assets	4,918	(7,555)	32,088	(3,816)
Corporate general and administrative	1,768,912	1,516,408	5,008,290	4,566,258
Total hotel operating expenses	40,402,009	38,298,919	124,982,508	117,615,759
NET OPERATING INCOME	2,150,166	3,119,143	16,500,674	17,091,385
Other income (expense)
Interest expense	(4,722,456)	(5,306,641)	(15,115,690)	(14,571,142)
Interest income	102,768	88,484	357,576	236,693
Loss on early extinguishment of debt	-	(753,133)	(1,152,356)	(753,133)
Unrealized (loss) gain on hedging activities	(226,491)	123,443	(1,554,924)	141,970
Gain on exercise of development right	3,940,000	—	3,940,000	—
Gain on involuntary conversion of assets	130,569	—	291,902	898,565
Net (loss) income before income taxes	1,374,556	(2,728,704)	3,267,182	3,044,338
Income tax benefit (provision)	694,190	746,924	(439,323)	(882,045)
Net (loss) income	2,068,746	(1,981,780)	2,827,859	2,162,293
Less: Net loss attributable to noncontrolling interest	13,337	385,616	311,642	245,298
Net (loss) income attributable to the Company	2,082,083	(1,596,164)	3,139,501	2,407,591
Distributions to preferred stockholders	(2,188,910)	(1,469,719)	(5,631,799)	(4,359,407)
Net loss available to common stockholders	$(106,827)	$(3,065,883)	$(2,492,298)	$(1,951,816)
Net loss per share available to common stockholders
Basic	$(0.01)	$(0.23)	$(0.18)	$(0.14)
Weighted average number of common shares outstanding
Basic	13,636,706	13,513,996	13,624,760	13,491,807

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2019 and 2018, respectively, for the Company’s twelve wholly-owned properties (“actual” portfolio metrics), as well as the eleven wholly-owned properties in the portfolio that were under the Company’s control during the three and nine months ended September 30, 2019 and the corresponding periods in 2018 (“same-store” portfolio metrics). Accordingly, the actual data does not include the participating condominium hotel rooms at the Hyde Resort & Residences or the Hyde Beach House, and the same-store data does not include the performance of the Hyatt Centric Arlington which we acquired in March 2018 or the participating condominium hotel rooms at the Hyde Resort & Residences or the Hyde Beach House.  The composite portfolio metrics represent the Company’s twelve wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three and nine months ended September 30, 2019 and the corresponding period in 2018.  No metrics are reflected for the results of the Hyde Beach House because the condominium unit rental program did not begin until November 2019.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Actual Portfolio Metrics
Occupancy %	70.6%	69.3%	72.7%	71.6%
ADR	$142.75	$142.26	$157.36	$152.75
RevPAR	$100.75	$98.59	$114.40	$109.44
Same-Store Portfolio Metrics
Occupancy %	69.1%	67.4%	71.7%	70.2%
ADR	$139.98	$140.71	$153.33	$149.16
RevPAR	$96.77	$94.89	$109.92	$104.77
Composite Portfolio Metrics
Occupancy %	68.8%	68.0%	71.7%	70.1%
ADR	$145.51	$146.54	$162.69	$159.10
RevPAR	$100.06	$99.72	$116.57	$111.60

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2019, 2018 and 2017, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q3 2019	Q3 2018	Q3 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	60.1%	58.8%	62.8%
	66.3%	63.4%	68.2%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	72.9%	79.1%	79.7%
	79.5%	82.7%	80.5%
DoubleTree by Hilton Laurel Laurel, Maryland	72.9%	70.3%	68.5%
	71.5%	66.9%	67.3%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	82.1%	81.3%	77.4%
	77.5%	79.6%	76.6%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	79.6%	74.7%	74.3%
	77.6%	76.0%	75.7%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	60.8%	63.0%	68.7%
	70.9%	71.4%	75.8%
Georgian Terrace Atlanta, Georgia	66.4%	69.4%	69.4%
	70.8%	69.3%	71.9%
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	53.0%	56.1%	72.2%
	67.6%	74.4%	79.3%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	73.0%	69.8%	70.0%
	71.2%	63.8%	70.5%
Hyatt Centric Arlington (1) Arlington, Virginia	83.6%	86.0%	87.5%
	81.7%	82.5%	86.7%
Sheraton Louisville Riverside Jeffersonville, Indiana	76.7%	63.1%	73.7%
	68.9%	61.2%	69.0%
The Whitehall Houston, Texas	63.9%	50.2%	65.0%
	64.3%	58.5%	63.8%
Hyde Resort & Residences (2) Hollywood Beach, Florida	35.3%	48.4%	46.3%
	52.3%	47.9%	38.4%

All properties weighted average (1)	68.8%	69.6%	75.7%
	71.7%	71.4%	74.0%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q3 2019	Q3 2018	Q3 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$155.52	$161.68	$146.76
	$176.43	$178.34	$159.98
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$133.71	$136.77	$125.14
	$140.04	$141.46	$129.54
DoubleTree by Hilton Laurel Laurel, Maryland	$102.79	$104.26	$104.72
	$108.45	$109.28	$108.64
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$137.37	$138.80	$131.76
	$143.58	$139.14	$134.55
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$135.64	$131.28	$130.42
	$139.50	$134.28	$133.85
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$130.16	$131.74	$134.83
	$177.85	$177.20	$171.58
Georgian Terrace Atlanta, Georgia	$180.82	$183.46	$173.31
	$208.14	$183.98	$171.56
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$117.74	$112.25	$110.98
	$131.68	$127.01	$121.00
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$173.57	$159.76	$155.41
	$162.65	$151.09	$150.19
Hyatt Centric Arlington (1) Arlington, Virginia	$163.14	$153.12	$154.90
	$188.93	$178.06	$177.27
Sheraton Louisville Riverside Jeffersonville, Indiana	$106.70	$113.70	$117.55
	$117.64	$125.99	$132.72
The Whitehall Houston, Texas	$137.58	$141.85	$135.55
	$143.49	$145.51	$146.08
Hyde Resort & Residences (2) Hollywood Beach, Florida	$247.31	$242.62	$256.68
	$300.07	$299.26	$278.60

All properties weighted average (1)	$145.51	$147.25	$155.45
	$162.69	$161.38	$154.06

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q3 2019	Q3 2018	Q3 2017
	YTD	YTD	YTD
The DeSoto Savannah, Georgia	$93.51	$95.01	$92.22
	$116.95	$113.01	$109.16
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$97.54	$108.12	$99.69
	$111.38	$117.01	$104.27
DoubleTree by Hilton Laurel Laurel, Maryland	$74.88	$73.25	$71.71
	$77.55	$73.08	$73.06
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$112.82	$112.78	$101.98
	$111.23	$110.75	$103.07
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$107.98	$98.11	$96.83
	$108.26	$102.07	$101.30
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$79.15	$83.02	$92.60
	$126.08	$126.48	$130.12
Georgian Terrace Atlanta, Georgia	$120.11	$127.39	$120.35
	$147.39	$127.49	$123.30
Hotel Alba Tampa, Tapestry Collection by Hilton Tampa, Florida	$62.44	$62.98	$80.08
	$89.07	$94.47	$95.91
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$126.71	$111.52	$108.74
	$115.86	$96.34	$105.95
Hyatt Centric Arlington (1) Arlington, Virginia	$136.32	$131.66	$135.55
	$154.33	$146.94	$153.75
Sheraton Louisville Riverside Jeffersonville, Indiana	$81.83	$71.78	$86.60
	$81.02	$77.17	$91.54
The Whitehall Houston, Texas	$87.94	$71.23	$88.09
	$92.28	$85.09	$93.15
Hyde Resort & Residences (2) Hollywood Beach, Florida	$87.25	$117.37	$118.96
	$156.90	$143.45	$107.09

All properties weighted average (1)	$100.06	$102.48	$117.60
	$116.57	$115.19	$114.01

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET LOSS TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net loss available to common stockholders	$(106,827)	$(3,065,883)	$(2,492,298)	$(1,951,816)
Add: Net loss attributable to noncontrolling interest	(13,337)	(385,616)	(311,642)	(245,298)
Depreciation and amortization - real estate	4,965,299	4,450,181	16,073,505	15,545,088
Gain on involuntary conversion of assets	(130,569)	—	(291,902)	(898,565)
(Gain) loss on disposal of assets	4,918	(7,555)	32,088	(3,816)
FFO available to common stockholders and unitholders	$4,719,484	$991,127	$13,009,751	$12,445,593
(Increase) decrease in deferred income taxes	(702,775)	(771,190)	452,169	750,739
Amortization	14,869	96,862	43,773	238,086
Loss on early extinguishment of debt	—	753,133	1,152,356	753,133
Unrealized (gain) loss on hedging activities	226,491	(123,443)	1,554,924	(141,970)
Adjusted FFO available to common stockholders and unitholders	$4,258,069	$946,489	$16,212,973	$14,045,581

Weighted average number of shares outstanding, basic	13,636,706	13,513,996	13,624,760	13,491,807

Weighted average number of non-controlling units	1,778,140	1,778,140	1,778,140	1,778,140

Weighted average number of shares and units outstanding, basic	15,414,846	15,292,136	15,402,900	15,269,947

FFO per common share and unit	$0.31	$0.06	$0.84	$0.82

Adjusted FFO per common share and unit	$0.28	$0.06	$1.05	$0.92

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net loss available to common stockholders	$(106,827)	$(3,065,883)	$(2,492,298)	$(1,951,816)
Add: Net loss attributable to noncontrolling interest	(13,337)	(385,616)	(311,642)	(245,298)
Interest expense	4,722,456	5,306,641	15,115,690	14,571,142
Interest income	(102,768)	(88,484)	(357,576)	(236,693)
Income tax provision (benefit)	(694,190)	(746,924)	439,323	882,045
Depreciation and amortization	4,980,168	4,547,043	16,117,278	15,783,174
Distributions to preferred stockholders	2,188,910	1,469,719	5,631,799	4,359,407
EBITDA	10,974,412	7,036,496	34,142,574	33,161,961
(Gain) loss on disposal of assets	4,918	(7,555)	32,088	(3,816)
Loss on early extinguishment of debt	—	753,133	1,152,356	753,133
Gain on exercise of development right	(3,940,000)	—	(3,940,000)	—
Gain on involuntary conversion of assets	(130,569)	—	(291,902)	(898,565)
Subtotal	6,908,761	7,782,074	31,095,116	33,012,713
Corporate general and administrative	1,768,912	1,516,408	5,008,290	4,566,258
Unrealized (gain) loss on hedging activities	226,491	(123,443)	1,554,924	(141,970)
Hotel EBITDA	$8,904,164	$9,175,039	$37,658,330	$37,437,001

Reconciliation of Outlook of Net Income to EBITDA and Hotel EBITDA

	Previous 2019 Guidance		Revised 2019 Guidance
	Low Range	High Range	Low Range	High Range

Net income	$1,708	$2,295	1,613	1,980
Interest expense	19,899	19,899	19,802	19,802
Interest income	(380)	(380)	(435)	(450)
Income tax provision	750	1,100	100	200
Depreciation and amortization	20,000	20,000	21,250	21,250

EBITDA	41,977	42,914	42,330	42,782
Loss on early extinguishment of debt	1,160	1,160	1,152	1,152
(Gain) loss on disposal of assets	-	-	40	40
Unrealized loss on hedging activities	-	-	1,550	1,550
Gain on exercise of development right	(1,160)	(1,155)	(3,940)	(3,940)
Gain on involuntary conversion of assets	(12,763)	(12,867)	(300)	(300)
Corporate general and administrative	6,050	6,150	6,575	6,500

Hotel EBITDA	$49,187	$50,224	$47,407	$47,784

Reconciliation of Outlook of Net Income to FFO and Adjusted FFO

	Previous 2019 Guidance		Revised 2019 Guidance
	Low Range	High Range	Low Range	High Range

Net income	1,708	2,295	1,613	1,980
Depreciation and amortization	20,000	20,000	21,250	21,250
(Gain) loss on disposal of assets	-	-	40	40
Gain on involuntary conversion of assets	-	-	(300)	(300)

FFO	21,708	22,295	22,603	22,970
Distributions to preferred stockholders	(7,606)	(7,606)	(7,821)	(7,821)

FFO available to common stockholders and unitholders	14,102	14,689	14,782	15,149
Decrease in deferred income taxes	570	920	75	170
Unrealized loss on hedging activities	-	-	1,550	1,550
Loss on early extinguishment of debt	1,160	1,160	1,152	1,152
Adjusted FFO available to common stockholders and unitholders	$15,832	$16,769	$17,559	$18,021

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with

GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) gain on exercise of development right, (12) corporate general and administrative expense, (13) depreciation and amortization, (14) gains and losses on involuntary conversions of assets, (15) distributions to preferred stockholders and (16) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.